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                                                           EXHIBIT 10.48



                              STANDSTILL AGREEMENT

                                   dated as of

                                December 5, 2002

                                     between


                              U.S. Industries, Inc.


                                       and


                       Southeastern Asset Management, Inc.

















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(
                              STANDSTILL AGREEMENT


         AGREEMENT dated as of December 5, 2002 between U.S. Industries, Inc., a Delaware corporation (the "COMPANY"), and Southeastern Asset Management, Inc., a Tennessee corporation ("SHAREHOLDER").

         WHEREAS Shareholder has requested that its Longleaf Partners Small-Cap Fund and other managed funds be permitted to own beneficially in the aggregate up to 19.9% of the outstanding Voting Securities (as defined below); and

         WHEREAS, the Board of Directors of the Company has determined that it would be in the best interests of the Company and its shareholders to permit Shareholder to increase its beneficial ownership on the terms and conditions stated herein.

         Therefore, in consideration of the covenants and undertakings set for the herein, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  DEFINITIONS.

(a)      The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any subsidiary of the Company or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any subsidiary of the Company.

         "BENEFICIAL OWNERSHIP" and "BENEFICIALLY OWN" shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York are authorized by law to close.

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         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, including its Affiliates.

         "COVERED SECURITIES" means any Voting Securities and any other securities or rights convertible into or exchangeable or exercisable (whether immediately or otherwise) for such Voting Securities.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SHAREHOLDER GROUP" means Shareholder and its Affiliates.

         "TOTAL VOTING POWER" means the aggregate number of votes which may be cast by holders of outstanding Voting Securities.

         "VOTING SECURITIES" means all securities of the Company entitled, in the ordinary course, to vote in the election of directors of the Company.

                                   ARTICLE 2
                            COVENANTS OF SHAREHOLDER

         During the term of this Agreement, Shareholder agrees that:

         SECTION 2.01 . Acquisition of Voting Securities. Shareholder will not, and will not permit its Affiliates to, purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire, beneficial ownership of any Voting Securities, if after giving effect thereto Shareholder would beneficially own Voting Securities representing more than 19.9% of Total Voting Power; PROVIDED that the Shareholder Group shall not be deemed to have violated this Section
2.01 if the Shareholder Group beneficially owns Voting Securities representing more than 19.9% of Total Voting Power as a result of a recapitalization of the Company, a repurchase or redemption of securities by the Company or any other action taken by the Company.

         SECTION 2.02 . Sale or Transfer of Covered Securities. Shareholder will not, and will not permit its Affiliates to, sell, or otherwise transfer, or agree to sell, or otherwise transfer, directly or indirectly, any Covered Securities, except:

         (a) to any Person; provided that such Person (1) agrees in writing to be bound by the terms of this Agreement and (2) after giving effect to such sale or transfer, would beneficially own Voting Securities representing in the aggregate not more than 19.9% of Total Voting Power;


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         (b)      to any Person who, after giving effect to such sale or
                  transfer, would beneficially own Voting Securities representing in the aggregate not more than 14.9% of Total Voting Power;

         (c) in the open market in the ordinary course of business so long as the provisions of paragraph (b) of this Section 2.02 are satisfied;

         (d) pursuant to a tender or exchange offer made by the Company or recommended by the Company's board of directors to the Company's stockholders; or

         (e) with the prior written consent of the Company, which consent shall not be unreasonably withheld.

Notwithstanding anything contained in this Section 2.02, neither the Company nor its board of directors shall not be obligated to approve any Person for purposes of Section 203 of the Delaware General Corporation Law or the Company's rights plan referred to below in Section 2.03(f).

         Section 2.03. Certain Actions. Shareholder will not, and will not permit its Affiliates to:

         (a) make, or take any action to solicit, initiate or encourage, an Acquisition Proposal;

         (b) "solicit", or become a "participant" in any "solicitation" of, any "proxy" (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Voting Securities in connection with any vote on any matter, or agree or announce its intention to vote with any Person undertaking a "solicitation";

         (c) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities;

         (d) grant any proxies with respect to any Voting Securities to any Person (other than as recommended by the Board of Directors of the Company) or deposit any Voting Securities in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;

         (e) propose any amendment to this Agreement that is or may be required to be publicly disclosed; or

         (f) request the Company or the Company's Board of Directors to redeem the rights issued pursuant to the Rights Agreement dated as of October 15, 1998 between the Company and Chase Manhattan Bank, as Rights Agent, or any successor or similar rights plan in effect from time to time, or challenge the validity of any such rights plan.


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         Section 2.04 . Voting Arrangements. Shareholder shall vote or cause to be voted all Voting Securities beneficially owned by the Shareholder Group in excess of 15% of Total Voting Power on all matters submitted to the holders of Voting Securities either in accordance with the recommendation of the Company's Board of Directors or in proportion to votes cast by the other holders of Voting Securities (excluding, for these purposes, all Voting Securities beneficially owned by the Shareholder Group, and, at Shareholder's option, any votes cast by any Person or group (within the meaning of Rule 13d-3 under the Exchange Act) that beneficially owns Voting Securities representing at least 10% of Total Voting Power). Shareholder shall cause all Voting Securities owned by the Shareholder Group to be represented, in person or by proxy, at all meetings of holders of Voting Securities of which Shareholder has actual notice, so that such Voting Securities may be counted for the purpose of determining the presence of a quorum at such meetings.

                                   ARTICLE 3
                                  TERMINATION

         SECTION 3.01 . Termination. This Agreement shall terminate upon the occurrence of any of the following:

         (a) the written agreement of the Company and Shareholder to terminate this Agreement;

         (b)      the tenth anniversary of the date hereof;

         (c) Shareholder shall beneficially own Covered Securities representing less than 15% of Total Voting Power; PROVIDED that if Shareholder shall again beneficially own Covered Securities representing 15% or more of Total Voting Power prior to the tenth anniversary of the date of this Agreement, this Agreement shall be reinstated;

         (d) any Person shall have acquired Voting Securities representing more than 50% of Total Voting Power; or

         (e)      the dissolution, liquidation or winding up of the Company.

                                   ARTICLE 4
                                MISCELLANEOUS

SECTION 4.01.  Stop Transfer Order.


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         Shareholder agrees to the entry of a stop transfer order with the transfer agent and registrar of the stock subject to this Agreement against transfer of stock held by the Shareholder Group if such transfer would not be in compliance with the requirements of this Agreement.

         Section 4.02. Specific Performance. Shareholder agrees that any breach by it of any provision of this Agreement would irreparably injure the Company and that money damages would be an inadequate remedy therefor. Accordingly, Shareholder agrees that the Company shall be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consents to the entry thereof, in addition to any other remedy to which the Company is entitled at law or in equity.

         SECTION 4.03. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

         if to the Company, to:

                  U.S. Industries, Inc.
                  Phillips Point - West Tower
                  777 South Flagler Drive
                  Suite 1108
                  West Palm Beach, FL  33401
                  Attention:  Steven C. Barre,
                              General Counsel
                  Telecopier: 561-514-3846

         if to Shareholder, to:

                  Southeastern Asset Management, Inc.
                  6410 Poplar Ave., Suite 900
                  Memphis, TN  38119
                  Attention: G. Staley Cates
                  Telecopier: 901-818-5210

                  With a copy to:

                  Southeastern Asset Management, Inc.
                  6410 Poplar Ave., Suite 900
                  Memphis, TN  38119
                  Attention: General Counsel
                  Telecopier: 901-818-5210

or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 4.03.

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         SECTION 4.04.  Amendments; No Waivers.

         (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Shareholder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 4.05. Expenses. Except as otherwise provided herein and in Exhibit A hereto, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         Section 4.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that, except as provided in Section 2.02(a) hereof, neither of the parties may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 4.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         SECTION 4.08. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any of the parties hereto.

         SECTION 4.09. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law rules of such state.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   U.S. Industries, Inc.
                                   By:    /s/ Steven C. Barre
                                        ----------------------------------------
                                        Name: Steven C. Barre
                                        Title: Senior Vice President

                                   Southeastern Asset Management, Inc.
                                   By:    /s/ G. Staley Cates
                                        ----------------------------------------
                                        Name: G. Staley Cates
                                        Title: President




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